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                                                                     EXHIBIT 5.1


                    [LETTERHEAD OF THOMPSON & KNIGHT L.L.P.]



                                  March 1, 2000


CompuTrac, Inc.
222 Municipal Drive
Richardson, Texas 75080-3583

Dear Sirs:

     We have acted as counsel for CompuTrac, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale of 500,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company for issuance pursuant to the CompuTrac, Inc. 1999 Stock Option Plan (the "Plan").

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials and of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed, including the Bylaws of the Company and a copy of the Plan. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

     We have also participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about the date hereof relating to the registration under the Securities Act of the offering and sale of the Shares.

     Based solely upon the foregoing, and limited in all respects to the laws of the State of Texas, and the federal laws of the United States of America, it is our opinion that the Shares have been duly authorized by the Company and, when issued upon the due exercise of options duly granted under the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                     Respectfully submitted,

                                     THOMPSON & KNIGHT L.L.P.